Exhibit (o) under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of CASH TRUST SERIES, INC. and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                            TITLE                          DATE

/S/JOHN F. DONAHUE                Chairman and Director      September 10, 1999
John F. Donahue                    (Chief Executive Officer)

/S/RICHARD B. FISHER              President                  September 10, 1999
Richard B. Fisher

/S/J. CHRISTOPHER DONAHUE         Executive Vice             September 10, 1999
J. Christopher Donahue            President and Director

/S/RICHARD J. THOMAS              Treasurer                  September 10, 1999
Richard J. Thomas                 (Principal Financial and
                                   Accounting Officer)

/S/THOMAS G. BIGLEY               Director                   September 10, 1999
Thomas G. Bigley

/S/JOHN T. CONROY, JR.            Director                   September 10, 1999
John T. Conroy, Jr.


SIGNATURES                        TITLE                             DATE

/S/NICHOLAS P. CONSTANTAKIS       Director                   September 10, 1999
Nicholas P. Constantakis

/S/LAWRENCE D. ELLIS, M.D.        Director                   September 10, 1999
Lawrence D. Ellis, M.D.



/S/PETER E. MADDEN                Director                   September 10, 1999

Peter E. Madden

/S/JOHN E. MURRAY, JR.            Director                   September 10, 1999
John E. Murray, Jr.



/S/MARJORIE P. SMUTS              Director                   September 10, 1999
Marjorie P. Smuts

Sworn to and subscribed before me this 10th day of September, 1999.

/S/MADALINE P. KELLY
Notarial Seal
Madaline P. Kelly, Notary Public
Baldwin Boro, Allegheny County
My Commission Expires Feb. 22, 2000
Member, Pennsylvania Association of Notaries